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Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated July 26, 2023 and December 29, 2022, with respect to the financial statements and financial highlights of Nuveen Massachusetts Quality Municipal Income Fund and Nuveen AMT-Free Quality Municipal Income Fund, as of May 31, 2023 and October 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Appointment of the Independent Registered Public Accounting Firm”, “Experts” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and “Supplemental Financial Information and Experts” in the Statement of Additional Information filed on Form N-14.

Chicago, Illinois

October 3, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.